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SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12
PHYSIOMETRIX, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PHYSIOMETRIX

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 30, 2002

TO THE STOCKHOLDERS:

        NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of PHYSIOMETRIX, INC. a Delaware corporation (the "Company") will be held on May 30, 2002, at 10:00 a.m., local time, at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts, 01862 for the following purposes (as more fully described in the Proxy Statement accompanying this Notice):

  1.
  To elect two Class III directors of the Company to serve for a term of three years expiring upon the 2005 Annual Meeting of Stockholders or until a successor is elected.

  2.
  To ratify the appointment of Ernst & Young LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.

  3.
  To transact such other business as may properly come before the meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

        Only stockholders of record at the close of business on April 12, 2002 are entitled to notice of and to vote at the Annual Meeting.

        All stockholders are cordially invited to attend the meeting. However, to ensure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. If you attend the meeting, you may vote in person even if you return a proxy.

                      FOR THE BOARD OF DIRECTORS
                      Thomas Baruch
                      CHAIRMAN OF THE BOARD OF DIRECTORS

North Billerica, Massachusetts
April 26, 2002

IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON, EVEN IF YOU RETURN A PROXY.

PHYSIOMETRIX, INC.

PROXY STATEMENT FOR 2002
ANNUAL MEETING OF STOCKHOLDERS

MAY 30, 2002

INFORMATION CONCERNING VOTING AND PROXY SOLICITATION

General

        The enclosed proxy is solicited on behalf of the Board of Directors of Physiometrix, Inc. ("Physiometrix" or the "Company") for use at the Annual Meeting of Stockholders to be held on Thursday, May 30, 2002 at 10:00 a.m., local time, or at any adjournment thereof. The Annual Meeting will be held at the Company's principal executive offices, Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 01862. The telephone number at the meeting location is (978) 670-2422.

        These proxy solicitation materials and the Annual Report to stockholders for the fiscal year ended December 31, 2001 (the "Last Fiscal Year"), including financial statements, were first mailed on or about April 26, 2002 to all stockholders entitled to vote at the Annual Meeting.

Record Date and Voting Securities

        Stockholders of record at the close of business on April 12, 2002 (the "Record Date") are entitled to notice of and to vote at the Annual Meeting. At the Record Date, 8,421,952 shares of the Company's Common Stock, $.001 par value (the "Common Stock"), were issued and outstanding and held of record by approximately 73 stockholders.

Revocability of Proxies

        Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the meeting and voting in person. Attending the Annual Meeting in and of itself may not constitute a revocation of a proxy.

Voting and Solicitation

        Each stockholder is entitled to one vote for each share held as of the Record Date. Stockholders will not be entitled to cumulate their votes in the election of directors.

        The cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms and other persons representing beneficial owners of shares for their expense in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company's directors, officers and regular employees, without additional compensation, in person or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

        Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "Inspector") with the assistance of American Stock Transfer & Trust Company, the Company's transfer agent. The Inspector will also determine whether or not a quorum is present. Except in certain specific circumstances, the affirmative vote of a majority of shares present in person or represented by proxy at a duly held meeting at which a quorum is present is required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of shares entitled to vote and present or represented by proxy at the meeting.

        The Inspector will treat shares that are voted "WITHHELD" or "ABSTAIN" as being present and entitled to vote for purposes of determining the presence of a quorum but will not be treated as votes in favor of approving any matter submitted to the stockholders for a vote. Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted for the election of the Class III directors, for the confirmation of the appointment of the designated independent auditors, and, as the proxy holders deem advisable, on other matters that may come before the meeting, as the case may be with respect to the items not marked.

        If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("Broker Non-Votes"), those shares will not be considered as present with respect to that matter. The Company believes that the tabulation procedures to be followed by the Inspector are consistent with the general statutory requirements in Delaware concerning voting of shares and determination of a quorum.

Deadline for Receipt of Stockholder Proposals to be Presented at 2003 Annual Meeting

        Proposals that are intended to be presented by stockholders of the Company at the 2003 Annual Meeting must be received by the Company no later than December 31, 2002 in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and the National Association of Securities Dealers, Inc. Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that, with respect to fiscal year 2001, all filing requirements applicable to its officers, directors and ten percent stockholders were complied with.

Share Ownership of Directors, Officers and Certain Beneficial Owners

        The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Common Stock of the Company as of March 31, 2002 by (i) each person who is known to the Company to beneficially own more than five percent of the outstanding shares of its Common Stock, (ii) each director and nominee for election, (iii) each officer named in the Summary Compensation Table below and (iv) all directors, nominees for election and executive officers as a group. Unless otherwise indicated, officers and directors can be reached at the Company's principal executive offices. A total of 8,421,952 shares of the Company's Common Stock were issued and outstanding as of March 31, 2002.

Name and Address	Shares Beneficially Owned (1)	Approximate Percent Owned (2)
Chemical and Materials Enterprise Associates Limited c/o Thomas Baruch New Enterprise Associates 250 Montgomery Street, 11th Floor San Francisco, CA 94104 (3)	421,190	4.39%
SAFECO Corporation 4333 Brooklyn Avenue NE Seattle, WA 98185 (4)	1,002,700	10.67%
David Musket, c/o ProMed Partners, L.P. 125 Cambridgepark Drive Cambridge, MA 02140 (5)	542,293	5.77%
Oxford Bioscience Partners III, L.P. 31 St. James Ave., Ste. 905 Boston, MA 02116 (6)	598,600	6.37%
John A. Williams (7)	375,025	3.99%
Daniel Muehl (8)	102,397	1.09%
Thomas Baruch (9)	479,464	5.10%
James A. Saalfield (10)	10,834	*
Christopher D. Mitchell (11)	19,271	*
All directors and executive officers as a group (5 persons)	986,991	10.50%

        *Represents beneficial ownership of less than one percent of the Common Stock.

(1)
Beneficial ownership is determined in accordance with the rules of the SEC defined on p. 2 and includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(2)
Shares of Common Stock subject to options and warrants currently exercisable within 60 days are deemed to be outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.
(3)
As a general partner of Chemical and Materials Enterprise Associates, Limited Partnership, ("CMEA"), CMEA Partners may be deemed to own beneficially the CMEA Shares. Murfin is the record owner of 7,053 shares of Common Stock. As a general partner of CMEA, Donald L. Murfin may be deemed to own beneficially the CMEA Shares and the 7,053 shares of Common Stock for a total of 428,243 shares of Common Stock. Cornelius C. Bond is the record owner of 1,781 shares of Common Stock. As a general partner of CMEA Partners, Bond may be deemed to own beneficially the CMEA Shares and the 1,781 shares of Common Stock for a total of 422,971 shares of Common Stock. Charles W. Newhall is the record owner of 1,780 shares of Common Stock. As a general partner of CMEA Partners, Newhall may be deemed to own beneficially the CMEA Shares and the 1,780 shares of Common Stock for a total of 422,970 shares of Common

  Stock. Thomas Baruch is the record owner of 14,106 shares of Common Stock as well as the record owner of options to purchase 42,916 shares of Common Stock (the "Option Shares"), which options will be exercisable within 60 days of December 31, 2001. As a general partner of CMEA, Baruch may be deemed to own beneficially the CMEA Shares, the 14,106 shares of Common Stock and the Option Shares for a total of 478,212 shares of Common Stock. As individual general partners of CMEA Partners, which is a general partner of CMEA, Kramlich, Dorman, and McConnell may be deemed to own beneficially the CMEA Shares. Each person or entity named disclaims beneficial ownership of any shares of Common Stock of Physiometrix, Inc., except for the shares of Common Stock, if any, that such person or entity owns of record.

(4)
Based on a Form 13G dated January 18, 2002 for the period ending December 31, 2001, filed by SAFECO Corporation ("SAFECO"). SAFECO had shared voting power and investment discretion with respect to an aggregate of 1,002,700 shares. SAFECO disclaims beneficial interest in 990,700 of the shares reported. SAFECO Common Stock Trust holds 490,300 shares. SAFECO's wholly-owned subsidiary SAFECO Asset Management Company had shared voting power and investment discretion with respect to an aggregate of 749,200 shares. SAFECO Asset Management Company disclaims beneficial interest in 737,200 of the shares reported.
(5)
Based on a Form 13G dated February 13, 2002 for the period ending December 31, 2001, filed by ProMed Partners, L.P., ProMed Partners II, L.P., David B. Musket, Barry Kurokawa, and ProMed Management, L.L.C. David B. Musket may be deemed to have beneficial ownership of 542,293 shares. Mr. Mustket disclaims beneficial ownership of shares held by ProMed Partners, L.P., ProMed Partners II, L.P. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. Barry Kurakawa may be deemed to have beneficial ownership of 449,293 shares. Barry Kurakawa disclaims beneficial ownership of shares held by ProMed Partners, L.P., ProMed Partners II, L.P. which represent the interests of other partners and furthermore disclaims beneficial ownership of shares reported by ProMed Management, L.L.C. which represent the interest of clients of an investment advisor for whom ProMed Management, L.L.C. acts as a subadvisor. ProMed Partners, L.P. is the record holder of 179,753 shares. ProMed Partners II L.P. is the record holder of 26,039 shares. ProMed Management, L.L.C. is the record holder of 201,001 shares.
(6)
Based on a Form 13G dated February 13, 2002 for the period ending December 31, 2001, filed by Oxford Bioscience Partners III, L.P. on behalf of the listed entities, each of which may be deemed to be beneficial owner of 589,600 shares but which are the record owner of the number of shares following each name: (i) Oxford Bioscience Partners III L.P. (479,678 shares); (ii) Oxford Bioscience Partners (Adjunct) III L.P. (44,895 shares); (iii) OBP Management III L.P.; (iv) Oxford Bioscience Partners (Bermuda) III Limited Partnership (68,364 shares); (v) OBP Management (Bermuda) III Limited Partnership; (vi) mRNA Fund L.P. (5,663 shares); (vii) mRNA Partners L.P.; (viii) Jonathan J. Fleming; (ix) Alan G. Walton; (x) Jeffrey T. Barnes; and (xi) Michael J. Brennan. Each of the parties listed expressly disclaims beneficial ownership of any shares held directly of record.
(7)
Includes 350,025 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2002.
(8)
Consists of 102,397 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2002.
(9)
Includes 421,190 shares held by Chemical and Materials Enterprise Associates Limited ("CMEA") 14,106 shares held by Mr. Baruch and 44,168 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2002 held by Mr. Baruch. Mr. Baruch is a general partner of CMEA, and disclaims beneficial ownership of the shares held by such entity except to the extent of his proportionate interest therein.
(10)
Includes 10,834 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2002.
(11)
Includes 9,271 shares issuable upon exercise of stock options exercisable within 60 days of March 31, 2002.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors and Nominees for Director

        Pursuant to the Company's Certificate of Incorporation, the Company's Board of Directors currently is divided into three classes serving staggered terms of three years. One of the three classes is elected each year to succeed the directors whose terms are expiring. The Class I and Class II directors are serving terms expiring at the Company's 2003 and 2004 Annual Meetings of Stockholders, respectively.

        The nominees for Class III directors are John A. Williams and Thomas Baruch, both of whom stand for reelection as Class III directors.

        In the event that Mr. Williams or Mr. Baruch becomes unavailable or declines to serve as a director at the time of the Annual Meeting, the proxy holders will vote the proxies in their discretion for any nominee who is designated by the current Board of Directors to fill the vacancy. Mr. Williams and Mr. Baruch are expected to be available to serve.

        The names of the Class III nominees for election to the Board of Directors, and the directors whose terms conclude at the Annual Meeting, their ages as of the Record Date and certain information about them is set forth below. The names of the current Class I and Class II directors, their ages as of the Record Date and certain information about them are also set forth below.

Name	Age	Director Principal Occupation	Since
NOMINEES FOR CLASS III DIRECTORS
John A. Williams	54	President, Physiometrix, Inc.	1993
Thomas Baruch	63	General Partner, CMEA Ventures	1991
CONTINUING CLASS I DIRECTOR
Christopher D. Mitchell	40	Partner, law firm of Wilson Sonsini Goodrich & Rosati	2000
CONTINUING CLASS II DIRECTOR
James A. Saalfield	55	President, Still River Management Company	2000

        There are no family relationships among directors or executive officers of the Company.

        John A. Williams joined the Company in December 1993 and has served as a member of the Board of Directors and as the Company's President and Chief Executive Officer since that date. Prior to that time, Mr. Williams served as President of Bruel and Kjaer Medical, a medical device company, from 1990 to 1993. Mr. Williams was Vice President of Sales and Marketing at Medtronic/AMI, a medical device company, from 1988 to 1990 and Vice President of Sales and Marketing, Worldwide at Merrimack Laboratories from 1983 to 1987.

        Thomas Baruch has served as a member of the Board of Directors since December 1991 and has been Chairman since June 1993. Mr. Baruch has been a General Partner in CMEA Ventures, a venture capital firm, since 1989. From 1991 to 1996, Mr. Baruch was also a special limited partner in New Enterprise Associates, a venture capital firm. Prior to joining CMEA, Mr. Baruch was the President and Chief Executive Officer of Microwave Technology, Inc., from 1983 to 1988. Mr. Baruch serves on the board of directors of Symyx Technologies, Inc., Aerogen Inc., Aclara Biosciences, Netro Corporation and several private companies.

        Christopher D. Mitchell has served as a member of the Board of Directors since June 2000. Since February 1, 1995, Mr. Mitchell has been a partner of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. Mr. Mitchell practices in the area of corporate and securities law and specializes in the representation of emerging growth companies in leading economic sectors, including life sciences, software and electronic commerce. From April 1989 through January 1995, Mr. Mitchell was an associate in such firm. Mr. Mitchell received his B.A. from Haverford College and his J.D. from the University of Minnesota.

        James A. Saalfield is a nominee for election as a director at the Annual Meeting. Mr. Saalfield has served as a member of our Board of Directors from September 1996 to October 1998 and rejoined our Board in January 2000. Mr. Saalfield served as a General Partner of Fleet Venture Partners I, II, III and IV and Managing General Partner of Dean's Hill L.P. and is President of the Still River Management Company and Managing General Partner of the Still River Funds, L.P. Mr. Saalfield served as the Senior Vice President of Fleet Venture Resources, Inc. and Senior Vice President of Fleet Growth Resources, Inc. from 1985 to 1993. Mr. Saalfield is a director of a number of privately held companies.

Board Meetings, Committees and Director Compensation

        The Board of Directors of the Company held 4 meetings during the fiscal year ended December 31, 2001. No director or nominee attended fewer than 75% of such meetings.

        The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a nominating committee or a committee performing the functions of a nominating committee. From time to time, the Board has created various ad hoc committees for special purposes. No such committee is currently functioning.

        The Company has an Audit Committee composed of independent directors, as defined in the National Association of Securities Dealers, Inc.'s listing standards, for which information regarding the functions performed by the Committee, its membership, and the number of meetings held during the fiscal year, is set forth in the "Report of the Audit Committee," included in this annual proxy statement. The Audit Committee is governed by a written charter approved by the Board of Directors. The Audit Committee consists of directors Thomas Baruch, James Saalfield and Christopher Mitchell.

        The Compensation Committee consists of directors Thomas Baruch and James Saalfield. The Compensation Committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for executive officers and certain employees of the Company. The Compensation Committee held one meeting during the last fiscal year. John A. Williams, President and Chief Executive Officer of the Company, participates fully with all other committee members in recommending salaries and incentive compensation to the Board of Directors, except that he does not participate in committee proceedings relating to his salary and compensation.

Compensation of Directors

        Directors of the Company do not receive cash for services they provide as directors. From time to time, certain directors who are not employees of the Company have received grants of options to purchase shares of the Company's Common Stock. Under the 1996 Director Option Plan, each nonemployee director who becomes a director of the Company after April 30, 1996 will be automatically granted an option to purchase 15,000 shares of the Company's Common Stock on the date on which such person first becomes a director. On the first business day of each year starting with the year beginning January 1, 1997, each nonemployee director will automatically be granted an option to purchase 5,000 shares of the Company's Common Stock. The Company does not provide additional compensation for committee participation or special assignments of the Board of Directors.

        The Company has agreed to indemnify each director against certain claims and expenses for which the director might be held liable in connection with past or future service on the Board. In addition, the Company maintains an insurance policy insuring its officers and directors against such liabilities.

Vote Required

        The nominees receiving the highest number of affirmative votes of the shares entitled to vote on this matter will be elected as the Class III directors.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE NOMINEES SET FORTH HEREIN.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT
OF INDEPENDENT AUDITORS

        The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the fiscal year ending December 31, 2002 and recommends that the stockholders vote FOR confirmation of such selection. In the event of a negative vote on such ratification, the Board of Directors will reconsider its selection. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Fees billed to Company by Ernst & Young LLP during Fiscal 2001

Audit Fees:

        Audit fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for review of the Company's annual financial statements and those financial statements included in the Company's quarterly reports on Form 10-Q totaled $61,100.

Financial Information Systems Design and Implementation Fees:

        The Company did not engage Ernst & Young LLP to provide advice to the Company regarding financial information systems design and implementation during the fiscal year ended December 31, 2001.

All Other Fees:

        Fees billed to the Company by Ernst & Young LLP during the Company's 2001 fiscal year for all other non-audit services rendered to the Company, including tax related services totaled $10,900.

        THE COMPANY'S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS VOTING "FOR" THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2002.

EXECUTIVE COMPENSATION

COMPENSATION TABLES

Summary Compensation Table

        The following table sets forth certain compensation paid by the Company to the Chief Executive Officer and the other executive officer of the Company for services rendered during the Last Fiscal Year, as defined on p. 1 (collectively, the "Named Executive Officers"):

		Annual Compensation		Long Term Compensation
Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)	Award of Option (# of Shares)
John A. Williams President and Chief Executive Officer	2001 2000 1999	250,000 220,000 187,157	125,000 50,000 30,000	100,000 30,000 40,000
Daniel Muehl Vice President of Finance & Administration and Chief Financial Officer	2001 2000 1999	160,000 141,480 128,403	40,000 67,835 25,920	50,000 20,000 25,000

        OPTION GRANTS IN LAST FISCAL YEAR. The following table sets forth information relating to stock options granted during 2001 to our Chief Executive Officer and our other executive officer who received salary compensation of more than $100,000. In accordance with the rules of the Securities and Exchange Commission, also shown below is the potential realizable value over the term of the option (the period from the grant date to the expiration date) based on assumed rates of stock appreciation of 5% and 10%, compounded annually. These amounts are mandated by the Securities and Exchange Commission and do not represent our estimate of future stock price. Actual gains, if any, on stock option exercises will depend on the future performance of our common stock.

	Individual Grants
						Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted(#)	Percent of Total Options Granted in Fiscal 2000
Name			Exercise Price($/Sh.)		Expiration Date
						5%($)	10%($)
John A. Williams	100,000	48.9%		$.76	12/5/11	$47,796	$121,124
Daniel Muehl	50,000	24.5%	$	..76	12/5/11	$23,898	$60,562

        In 2001, we granted options to purchase an aggregate of 204,500 shares of common stock to our employees, directors and consultants. Generally, we grant options at an exercise price equal to the fair market value of the underlying common stock on the date of grant, as determined by our board of directors, and the options vest over four years from the date of grant. Because we are a publicly-held company, the fair market value of our stock equals its trading market price.

        FISCAL YEAR-END OPTION VALUES. The following table sets forth the number and value of securities underlying unexercised options held by the Named Executive Officers at December 31, 2001:

	Number of Securities Underlying Unexercised Options at December 31, 2000		Value of unexercised In-the-money options at December 31, 2000(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
John A. Williams	350,025	126,875	$574,813	$142,000
Daniel Muehl	102,397	67,603	$144,550	$71,000

(1)
Based on a fair market value of $2.18, which was the last reported sale price of the Company's Common Stock on December 31, 2001.

EMPLOYMENT CONTRACTS AND CHANGE-IN-CONTROL ARRANGEMENTS

        The Compensation Committee of the Board of Directors, as Plan Administrator of the 2001 Incentive Stock Plan, has the authority to provide for accelerated vesting of the shares of Common Stock subject to outstanding options held by the Named Officers and any other officer in connection with certain changes in control of the Company or the subsequent termination of the officer's employment following a change in control event.

        None of the Named Executive Officers have employment agreements with the Company, and their employment may be terminated at any time.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

        No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

BOARD COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

        THE FOLLOWING IS PROVIDED TO STOCKHOLDERS BY THE MEMBERS OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS:

        The Compensation Committee of the Board of Directors (the "Committee"), comprising two outside directors, is responsible for the administration of the Company's compensation programs. These programs include base salary for executive officers and both annual and long-term incentive compensation programs. The Company's compensation programs are designed to provide a competitive level of total compensation and include incentive and equity ownership opportunities linked to the Company's performance and stockholder return.

COMPENSATION PHILOSOPHY

        The design and implementation of the Company's executive compensation programs are based on a series of guiding principles derived from the Company's values, business strategy and management requirements. These principles may be summarized as follows:

        —Align the financial interests of the management team with the Company and its stockholders;

        —Attract, motivate and retain high-caliber individuals necessary to increase total return to stockholders;

        —Provide a total compensation program where a significant portion of pay is linked to individual achievement and short- and long-term Company performance; and

        —Emphasize reward for performance at the individual, team and Company levels.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162(m)

        The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code adopted under the Federal Revenue Reconciliation Act of 1993. Section 162(m) disallows a tax deduction for any publicly-held corporation for individual compensation exceeding $1 million in any taxable year for any of the named executive officers, unless compensation is performance based. Since the targeted cash compensation of each of the named executive officers is well below the $1 million threshold and the Committee believes that any options granted under the Company's stock option plan will meet the requirement of being performance based under the transition provisions provided in the regulations under Section 162(m), the Committee believes that Section 162(m) will not reduce the tax deduction available to the Company. The Company's policy is to qualify to the extent reasonable its executive officers' compensation for deductibility under applicable tax laws.

COMPENSATION PROGRAM

        The Company's executive compensation program has three major components, all of which are intended to attract, retain and motivate executive officers consistent with the principles set forth above. The Committee considers these components of compensation individually as well as collectively in determining total compensation for executive officers.

        1.  BASE SALARY. Each fiscal year the Committee reviews base salaries for individual executive officers based upon (i) industry and peer group data, (ii) responsibilities, scope and complexity of each position and (iii) performance judgments as to each individual's past and expected future contributions. The Committee reviews with the Chief Executive Officer and approves, with appropriate modifications, an annual base salary for the Company's executive officers other than the Chief Executive Officer. The Committee reviews and fixes the base salary of the Chief Executive Officer based on similar competitive compensation data and the Committee's assessment of his past performance and its expectations as to his future contributions in leading the Company.

        2.  ANNUAL CASH (SHORT-TERM) INCENTIVES. Annual cash incentives are established to provide a direct linkage between individual pay and annual corporate performance. Target annual bonus awards are established for executive officer and other key management positions based upon certain industry data. Each officer's annual performance bonus is based on attainment of specific corporate goals and objectives, which are determined at the beginning of the Company's fiscal year. The Last Fiscal Year bonus plan was based on the establishment of a variable bonus pool based upon achievement of specific financial and corporate objectives. Each executive officer's allocation of the bonus pool was based on the percentage of their salary to the aggregate salaries of all participants.

        3.  EQUITY BASED INCENTIVE COMPENSATION. Long-term incentives for the Company's employees are provided under the Company's stock option plans. Each fiscal year, the Committee considers the desirability of granting to executive officers long-term incentives in the form of stock options. These option grants are intended to motivate the executive officers to manage the business to improve long-term Company performance and align the financial interests of the management team with the Company and its stockholders. The Committee established the grants of stock options to executive officers (other than the Chief Executive Officer) in the Last Fiscal Year, based upon a review with the Chief Executive Officer of proposed individual awards, taking into account each officer's scope of responsibility and specific assignments, strategic and operational goals applicable to the officer, anticipated performance requirements and contributions of the officer and competitive data for similar positions. During the Last Fiscal Year, the Chief Executive Officer was granted an option to purchase 100,000 shares of Common Stock. All stock options granted to executive officers in the Last Fiscal Year provide for vesting over a four-year period.

                      Respectfully submitted,
                      Thomas Baruch
                      James A. Saalfield

        THE FOREGOING COMPENSATION COMMITTEE REPORT SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. The Audit Committee is governed by a written charter approved by the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Audit Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of those audited financial statements with generally accepted accounting principles, their judgments as to the quality, not just the acceptability, of the Company's accounting principles and such other matters as are required to be discussed with the Audit Committee under generally accepted auditing standards. In addition, the Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 and the Audit Committee has discussed with the independent auditors the auditors' independence from management and the Company including the matters in the written disclosures required by the Independence Standards Board Standard No. 1 and considered the compatibility of non-audit services with the auditors' independence. The Audit Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Audit Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls, and the overall quality of the Company's financial reporting. The Audit Committee held four meetings during fiscal year 2001. In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2001 for filing with the Securities and Exchange Commission. The Audit Committee and the Board have also recommended, subject to shareholder approval, the selection of the Company's independent auditors.

                      Respectfully submitted,
                      The Audit Committee of the Board of Directors
                      Thomas Baruch
                      James A. Saalfield
                      Christopher D. Mitchell

        THE FOREGOING AUDIT COMMITTEE REPORT SHALL NOT BE "SOLICITING MATERIAL" OR TO BE "FILED" WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THIS SECURITIES ACT OF 1933, AS AMENDED, OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING.

STOCK PERFORMANCE GRAPH

        The following graph compares the cumulative total return to stockholders of the Company's Common Stock at December 31, 2001 since December 31, 1996 (the date the Company first became subject to the reporting requirements of the Exchange Act) to the cumulative total return over such period of (i) "Nasdaq Stock Market—U.S." index, and (ii) the J.P. Morgan Hambrecht & Quist Healthcare-Excluding Biotechnology index. The graph assumes the investment of $100 on December 31, 1996 in the Company's Common Stock and each of such indices (from December 31, 1996) and reflects the change in the market price of the Company's Common Stock relative to the noted indices at December 31, 2001 and not for any interim period. The performance shown is not necessarily indicative of future price performance.

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
AMONG PHYSIOMETRIX, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE JP MORGAN H & Q HEALTHCARE-EXCLUDING BIOTECHNOLOGY INDEX

* $100 Invested on 12/31/96 in stock or index-
including reinvestment of dividends.
Fiscal year ending December 31.

	12/96	12/97	12/98	12/99	12/00	12/01
Physiometrix, Inc.	100.00	57.14	16.07	105.37	455.37	62.29
NASDAQ Stock Market (U.S.)	100.00	122.48	172.68	320.89	193.01	153.15
JP Morgan H&Q Healthcare-Excluding Biotechnology	100.00	119.17	144.80	126.51	197.91	195.23

        THE INFORMATION CONTAINED IN THE STOCK PERFORMANCE GRAPH SHALL NOT BE DEEMED TO BE "SOLICITING MATERIAL" OR TO BE FILED WITH THE SEC, NOR SHALL SUCH INFORMATION BE INCORPORATED BY REFERENCE INTO ANY FUTURE FILING UNDER THE SECURITIES ACT OR THE EXCHANGE ACT, EXCEPT TO THE EXTENT THE COMPANY SPECIFICALLY INCORPORATES IT BY REFERENCE INTO SUCH FILING

CERTAIN TRANSACTIONS

        The Company has entered into an arrangement pursuant to which $84,000 was loaned to John A. Williams as of December 31, 1996. The borrowings are due to be repaid commencing in 2002. The loan accrues interest at the applicable federal rate (5.05% at December 31, 2001.)

        Christopher D. Mitchell, a director, is a member of the law firm of Wilson Sonsini Goodrich & Rosati, P.C. This firm serves as general legal counsel to the Company and has served as such counsel since the Company's inception.

OTHER MATTERS

        The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying form of proxy to vote the shares they represent as the Board of Directors may recommend.

        THE COMPANY WILL MAIL WITHOUT CHARGE TO ANY STOCKHOLDER UPON WRITTEN REQUEST A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS, SCHEDULES AND A LIST OF EXHIBITS. REQUESTS SHOULD BE SENT TO INVESTOR RELATIONS, PHYSIOMETRIX, INC., FIVE BILLERICA PARK, 101 BILLERICA AVENUE, NORTH BILLERICA, MASSACHUSETTS 01862.

                      THE BOARD OF DIRECTORS

        Dated: April 26, 2002

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
OF PHYSIOMETRIX, INC.

2002 ANNUAL MEETING OF STOCKHOLDERS

        The undersigned stockholder of Physiometrix, Inc., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement and hereby appoints John A. Williams and Daniel W. Muehl, or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned to represent the undersigned at the 2002 Annual Meeting of Stockholders of Physiometrix, Inc. to be held on May 30, 2002 at 10:00 a.m., local time, at the Company's principal executive offices located at Five Billerica Park, 101 Billerica Avenue, North Billerica, Massachusetts 02881 and at any postponement or adjournment thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse:

(CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)

SEE REVERSE SIDE

PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

        ☒ Please mark your votes as in this example.

		For	Withheld
1.	Election of Class III director	☐	☐	Nominee: John A. Williams
	Election of Class III director	☐	☐	Nominee: Thomas Baruch
INSTRUCTION: To withhold authority to vote for an individual nominee, write the nominee's name in the space provided below.

		For	Against	Abstain
2.	Proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the year ending December 31, 2002.	☐	☐	☐

        THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF THE NOMINATED CLASS II DIRECTOR; (2) FOR RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT AUDITORS AND AS THE PROXY HOLDERS DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

        PLEASE SIGN EXACTLY AS YOUR NAME APPEARS HEREON. IF THE STOCK IS REGISTERED IN THE NAMES OF TWO OR MORE PERSONS, EACH STOCKHOLDER SHOULD SIGN. EXECUTORS, ADMINISTRATORS, TRUSTEES, GUARDIANS AND ATTORNEYS-IN-FACT SHOULD ADD THEIR TITLES. IF SIGNER IS A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND HAVE A DULY AUTHORIZED OFFICER SIGN, STATING TITLE. IF SIGNER IS A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

        PLEASE SIGN, DATE AND PROMPTLY RETURN THIS PROXY IN THE ENCLOSED RETURN ENVELOPE WHICH IS POSTAGE PREPAID IF MAILED IN THE UNITED STATES.

Signature(s): ____________________________________________	Date: __________________
Signature(s): ____________________________________________	Date: __________________
Note:
This Proxy should be marked, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both stockholders should sign.

QuickLinks

PHYSIOMETRIX
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 30, 2002
PHYSIOMETRIX, INC.
PROXY STATEMENT FOR 2002 ANNUAL MEETING OF STOCKHOLDERS
MAY 30, 2002
INFORMATION CONCERNING VOTING AND PROXY SOLICITATION
PROPOSAL NO. 1
ELECTION OF DIRECTORS
PROPOSAL NO. 2
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT AUDITORS
EXECUTIVE COMPENSATION
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
REPORT OF THE AUDIT COMMITTEE
STOCK PERFORMANCE GRAPH
CERTAIN TRANSACTIONS
OTHER MATTERS